U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  May 15, 2003

(Date of Earliest Event Reported)

Canterbury Park Holding Corporation

(Exact name of business issuer as specified in its charter)

Commission File Number 0-24554

Minnesota	41-1775532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of principal executive offices)	(Zip Code)

(952) 445-7223
(Registrant’s Telephone Number Including Area Code)

Items 1 - 4.

Not applicable.

Item 5.  Other Events.

Not applicable.

Item 6.

Not applicable.

Item 7.  Financial Statements and Exhibits.

(a) - (b)	Not applicable.

(c)	Exhibit 99.1 - Press Release dated May 15, 2003

Item 8.

Not applicable.

Item 9.  Regulation FD Disclosure and (Item 12) Disclosure of Results of Operations and Financial Condition.

The Company is furnishing on this Form 8-K as exhibit 99.1 a copy of the Company’s press release dated May 15, 2003, announcing the Company’s results from operations for the first quarter ended May 15, 2003.  This information will be available on the Company’s web site at www.canterburypark.com.  The information in this Current Report on Form 8-K, including exhibits, shall not be deemed to be incorporated by reference into the Company’s filings with the Commission under the Securities Act of 1933.

Item 10.

Not applicable

Item 11.

Not applicable

Item 12.

See Item 9.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: May 15, 2003	By:	/s/ Randall D. Sampson
Randall D. Sampson
President, and Chief Executive Officer

Dated: May 15, 2003	By:	/s/ David C. Hansen
David C. Hansen
Vice President, and Chief Financial Officer